Exhibit 5.1

March 10, 2020

Kitov Pharma Ltd.

One Azrieli Center, Round Building

Tel Aviv, Israel

Ladies and Gentlemen:

We have acted as Israeli counsel for Kitov Pharma Ltd., a public company organized under the laws of the State of Israel (the “Company), in connection with the offering by the Company of 25,000,002 American Depositary Shares (the “ADSs”), each ADS representing one (1) ordinary share of the Company, no par value per share (the “Ordinary Shares”), pursuant to a registration statement on Form F-3 (Registration Statement No. 333-235327) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated December 2, 2020 (the “Base Prospectus”) and the final prospectus supplement dated May 6, 2020 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Final Prospectus Supplement”).

The Company has engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as exclusive placement agent in connection with a registered direct offering of the ADSs by the Company under the Registration Statement (the “Offering”). This opinion is being rendered in connection with the offering and sale by the Company of the ADSs pursuant to the terms of a Securities Purchase Agreement dated May 6, 2020 (the “Purchase Agreement”) entered into between the Company and each purchaser identified on the signature pages thereto. The ADSs will be issued pursuant to a Deposit Agreement dated as of November 25, 2015 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all Owners and Holders (each as defined therein) from time to time of ADSs of the Company issued thereunder.

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Base Prospectus and the Final Prospectus Supplement, the Company’s Amended and Restated Articles of Association, resolutions of the Board of Directors which have heretofore been approved and relate to the Offering and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that, upon payment to the Company of the consideration in such amount and form as shall be determined by the Board or an authorized committee thereof, the Ordinary Shares underlying the ADSs, when issued and sold in the Offering as described in the Final Prospectus Supplement, will be validly issued, fully paid and non-assessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

a.	We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

b.	The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty and disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinions expressed herein.

c.	The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

d.	This opinion is being rendered solely in connection with the registration of the ADSs and the offer, sale and issuance of the ADSs, pursuant to the Final Prospectus Supplement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Report on Form 6-K to be filed with the Commission on or about May 8, 2020, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the Final Prospectus Supplement included in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the ADSs. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Sincerely,

/s/ Law Office of Avraham Ben-Tzvi, Adv.